EXHIBIT 23.1
                [Letterhead of HJ & Associates, L.L.C.]

                    Consent of Independent Auditors
                    -------------------------------



Board of Directors and Shareholders
Starnet Communications International Inc.

We hereby consent to the use of our audit report dated July 22, 2000 for the year ended April 30, 2000 which is incorporated by reference in this Form S-8 of Starnet Communications International Inc. and to all references to our firm in this Form S-8.

/s/  HJ & Associates, LLC
HJ & Associates, LLC
Salt Lake City, Utah
March 30, 2001